As filed with the Securities and Exchange Commission on March 27, 1998
                                                       Registration No. 33-41784
-------------------------------------------------------------------------------
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                          Regions Financial Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------
           Delaware                                      63-0589368
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

     417 North 20th Street, Birmingham, AL          35203
     (Address of Principal Executive Offices)       (Zip Code)


          Regions Financial Corporation Directors' Stock Investment Plan

                              (Full Title of Plan)
                              --------------------

                             Samuel E. Upchurch, Jr.
                     General Counsel and Corporate Secretary
                              417 North 20th Street
                              Birmingham, AL 35203
                     (Name and address of agent for service)

                                 (205) 326-7860
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------
                                   Copies to:

                               Charles C. Pinckney
                      Lange, Simpson, Robinson & Somerville
                        417 North 20th Street, Suite 1700
                              Birmingham, Al 35203
                                 (205) 250-5000

                              --------------------

                              PART II



     The Registrant Regions Financial Corporation ("Regions") hereby removes from registration by this post-effective amendment all the securities registered hereunder which remain unsold. Shares of common stock of Regions presently being offered and sold under the Regions Financial Corporation Directors' Stock Investment Plan are registered under the Securities Act of 1933 under Registration Statement filed by Regions on Form S-8, number 333-43675. Participants' participation interests in such plan no longer constitute separate securities by virtue of an amendment to the Plan which took effect on January 1, 1998.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 25, 1998.


                                          REGISTRANT:

                                          REGIONS FINANCIAL CORPORATION


                                          BY: /S/ Richard D. Horsley
                                            -----------------------------
                                                 Richard D. Horsley
                                             Vice Chairman of the Board and
                                              Executive Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.



      SIGNATURE                         TITLE                        DATE
--------------------------  ----------------------------         --------------

/s/ Carl E. Jones, Jr.      President and Chief Executive        March 25, 1998
--------------------------       Officer and Director
Carl E. Jones, Jr.          (principal executive officer)


/s/ Richard D. Horsley      Executive Financial Officer          March 25, 1998
--------------------------         and Director
Richard D. Horsley          (principal financial officer)


/s/ Robert P. Houston       Executive Vice President and         March 25, 1998
--------------------------         Comptroller
Robert P. Houston           (principal accounting officer)

/s/ Sheila S. Blair
--------------------------             Director                  March 25, 1998
Sheila S. Blair


/s/ William R. Boles, Sr.
--------------------------             Director                  March 25, 1998
William R. Boles, Sr.

/s/ James B. Boone, Jr.
--------------------------             Director                  March 25, 1998
James B. Boone, Jr.

/s/ Albert P. Brewer
--------------------------             Director                  March 25, 1998
Albert P. Brewer

/s/ James S.M. French
--------------------------             Director                  March 25, 1998
James S.M. French

/s/ Olin B. King
--------------------------             Director                  March 25, 1998
Olin B. King

/s/ J. Stanley Mackin
--------------------------      Chairman of the Board and        March 25, 1998
J. Stanley Mackin                      Director

/s/ Henry E. Simpson
--------------------------             Director                  March 25, 1998
Henry E. Simpson

/s/ Lee J. Styslinger, Jr.
--------------------------             Director                  March 25, 1998
Lee J. Styslinger, Jr.


--------------------------             Director
Robert J. Williams